UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 23, 2014

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400

Sherman Oaks, California 91403

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2014,   SGH Escrow Corporation (“SGH Escrow”), an indirect wholly owned subsidiary of Signature Group Holdings, Inc. (“Signature”), entered into a Purchase Agreement dated December 23, 2014 (the “Purchase Agreement”), by and among SGH Escrow, Real Alloy Intermediate Holding, LLC, a direct wholly owned subsidiary of Signature and the direct parent of SGH Escrow (“Intermediate Holding”), and Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the several purchasers named on Schedule I thereto (collectively, the “Purchasers”), in connection with the issuance and sale by SGH Escrow of an aggregate of $305,000,000 principal amount of  10% Senior Secured Notes due 2019 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

As previously disclosed, the Notes are being offered in connection with, and we intend to use the net proceeds for, the pending acquisition (the “GRSA Acquisition”) by our wholly owned subsidiary, Real Alloy Holding, Inc. (“Real Alloy”), of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business of Aleris Corporation (“GRSA”). Upon consummation of the GRSA Acquisition, SGH Escrow will be merged with and into Real Alloy, with Real Alloy as the surviving corporation and the direct parent of the GRSA entities.

The net proceeds of the Notes offering, together with additional amounts provided by us, will be deposited into an escrow account. The release of the escrow proceeds will be subject to the satisfaction of certain conditions, including the consummation of the GRSA Acquisition. The Notes will be subject to a special mandatory redemption under certain circumstances, including if the purchase agreement for the GRSA Acquisition is terminated or the GRSA Acquisition is not otherwise consummated by a specified date. SGH Escrow will also grant a first priority security interest in the escrow account for the benefit of the holders of the Notes.

From and after the GRSA Acquisition, the Notes will be Real Alloy’s senior obligations and will be guaranteed by Real Alloy’s direct parent,  Intermediate Holding, and by certain of Real Alloy’s existing and  future domestic subsidiaries (such subsidiaries, together with Intermediate Holding, being collectively referred to as the “Guarantors”), and the Notes and related guarantees will be secured by first priority security interests in the fixed assets of Real Alloy and the Guarantors and second priority security interests in certain other collateral of Real Alloy and the Guarantors.

The Purchase Agreement includes customary representations, warranties and covenants by SGH Escrow and Intermediate Holding (and, upon consummation of the GRSA Acquisition, by Real Alloy and the Guarantors) and customary closing conditions. Under the terms of the Purchase Agreement, SGH Escrow and Intermediate Holding (and, upon consummation of the GRSA Acquisition, by Real Alloy and the Guarantors), jointly and severally, have agreed to indemnify the Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein does not purport to be complete and  is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The proposed offering of Notes referenced herein is being made only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. Neither the Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Notes is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On December 24, 2014, Signature Group Holdings, Inc. (the “Company”) issued a press release announcing the pricing of the Notes as set forth above in Item 1.01. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor such press release constitutes an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

 Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

The following is filed as an exhibit to this report:

10.1

Purchase Agreement, dated December 23, 2014, by and among SGH Escrow Corporation, Real Alloy Intermediate Holding, LLC and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. as representatives of the several purchasers named on Schedule I thereto.

99.1	Signature Group Holdings, Inc. Press Release dated December 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date:	December 24, 2014	By:	/s/ W. CHRISTOPHER MANDERSON
		Name:	W. Christopher Manderson
		Title:	Executive Vice President,
General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Purchase Agreement, dated December 23, 2014, by and among SGH Escrow Corporation, Real Alloy Intermediate Holding, LLC and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. as representatives of the several purchasers named on Schedule I thereto.

99.1	Signature Group Holdings, Inc. Press Release dated December 24, 2014.